                                                                     Exhibit 2


                            REORGANIZATION AGREEMENT

      This Reorganization Agreement is entered into as of December 7, 2005 (this "Agreement") by and among:

      (i) CRM Holdings, Ltd., a Bermuda company ("CRM Holdings");

      (ii) Compensation Risk Managers, LLC, a limited liability company organized under the laws of New York ("CRM");

      (iii) Compensation Risk Managers of California, LLC, a limited liability company organized under the laws of California ("CRM CA") and a wholly-owned subsidiary of CRM;

      (iv) EIMAR, L.L.C., a limited liability company organized under the laws of New York ("Eimar" and, collectively with CRM and CRM CA, the "Limited Liability Companies");

      (v) Twin Bridges (Bermuda) Ltd., a Bermuda company ("Twin Bridges");

      (vi) the following individuals, who are individually referred to herein as an "Existing Shareholder" and collectively as the "Existing Shareholders":

      Daniel G. Hickey, Sr.;
      Daniel G. Hickey, Jr.;
      Martin D. Rakoff;
      David M. Birsner;
      Anthony Bottini, Jr.;
      Mark Bottini;
      Brian L. Bottini, Sr.;
      Louis J. Viglotti; and
      Dominick Diaferia

      (Messrs. Anthony Bottini, Jr., Mark Bottini, Brian L. Bottini, Sr., Viglotti and Diaferia are sometimes individually referred to herein as a "Village Shareholder" and collectively as the "Village Shareholders"); and

      (vii) Village Holdings, LLC, a limited liability company organized under the laws of New York ("Village Holdings").

      CRM Holdings, CRM, CRM CA, Eimar, Twin Bridges, each of the Existing Shareholders, the Village Shareholders and Village Holdings are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

      WHEREAS, it is contemplated that, prior to the consummation of the transactions set forth in Section 1.1 hereof, Village Holdings will liquidate and distribute its interests in each of CRM and Eimar to the Village Shareholders, so that the Village Shareholders will hold their respective interests in CRM and Eimar directly;

      WHEREAS, CRM has retained a firm of professional advisors (the "Professional Advisor") to appraise the relative value of the Limited Liability Companies, on the one hand, and Twin Bridges, on the other hand, and to render a written report with respect thereto (the "Report");

      WHEREAS, CRM Holdings was incorporated on September 7, 2005 to acquire all of the outstanding membership interests in the Limited Liability Companies and the outstanding share capital of Twin Bridges immediately prior to the closing of CRM Holdings' initial public offering (the "Public Offering") of its common shares, US$0.01 par value per share (the "CRM Holdings Common Shares"), registered with the U.S. Securities and Exchange Commission on Form S-1 (the "Registration Statement") in accordance with the requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act");

      WHEREAS, the Existing Shareholders desire to contribute all of the issued and outstanding membership interests in CRM and Eimar to CRM USA Holdings Inc. ("CRM USA Holdings"), a corporation to be duly incorporated under the laws of the State of Delaware prior to the Closing (as defined in Section 5.1 hereof), in exchange for all of the issued and outstanding shares of common stock of CRM USA Holdings;

      WHEREAS, the Existing Shareholders desire to contribute (a) all of the issued and outstanding capital stock of CRM USA Holdings they receive in such contribution and exchange and (b) all of the issued and outstanding shares of Twin Bridges to CRM Holdings in exchange for CRM Holdings Common Shares and class B shares, par value US$0.01 per share, of CRM Holdings (the "CRM Holdings Class B Shares"), and CRM Holdings desires to effect such exchange;

      WHEREAS, immediately after such contribution and exchange, CRM Holdings desires that CRM USA Holdings cause CRM to distribute to CRM USA Holdings all of the issued and outstanding membership interests in its wholly-owned subsidiary, CRM CA; and

      WHEREAS, Reid Finance Limited, a Bermuda company that is beneficially owned by the partners of Appleby Spurling Hunter, currently owns 1,200,000 CRM Holdings Common Shares;

      NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

                                   ARTICLE I

               CONTRIBUTION OF CRM AND EIMAR TO CRM USA HOLDINGS;
                CONTRIBUTION OF CRM USA HOLDINGS TO CRM HOLDINGS

      1.1 Immediately prior to the Closing, the Parties hereby agree that they shall take such action and execute and deliver all such documents and instruments as may be necessary or appropriate so that:

      (a) The Professional Advisor completes and delivers to each of the Parties and to the Underwriters (as defined in Section 4.1(a) hereof) the Report signed by the Professional Advisor;

      (b) Village Holdings shall distribute to the Village Shareholders, in proportion to their membership interests in Village Holdings, all of the membership interests in each of CRM and Eimar owned by Village Holdings;

      (c) Each of CRM, CRM CA and Eimar shall file a properly executed IRS Form 8832 to elect to be taxed as an association for U.S. federal tax purposes effective on the Closing Date (as defined in Section 5.1 hereof);

      (d) CRM Holdings shall cause CRM USA Holdings to be duly incorporated as a corporation that is validly existing and in good standing under the laws of the State of Delaware.

      1.2 At the Closing, each of the Existing Shareholders shall contribute all of his membership interests in CRM and Eimar, equal to the percentage of all membership interests in CRM and Eimar, respectively, set forth opposite his name on Exhibit A-1 hereto to CRM USA Holdings in exchange for a number of shares of common stock, par value US$0.01 per share, of CRM USA Holdings (the "CRM USA Holdings Common Stock") equal to the percentage of all outstanding shares of CRM USA Holdings Common Stock set forth opposite his name on Exhibit A-1 hereto.

      1.3 At the Closing, each of the Existing Shareholders shall contribute the shares of CRM USA Holdings Common Stock received pursuant to Section 1.2 hereof to CRM Holdings in exchange for a number of CRM Holdings Common Shares (a portion of which may be CRM Holdings Class B Shares) equal to the percentage of the aggregate outstanding CRM Holdings Common Shares and CRM Holdings Class B Shares (after giving effect to the purchase set forth in Section 3.3 hereof) set forth opposite his name on Exhibit A-2 hereto.

      1.4 The Existing Shareholders shall effect the contributions provided for in Sections 1.2 and 1.3 hereof and in Section 2.1 hereof by delivering to the transferees provided for in such Sections certificates, duly registered in the respective names of the Existing Shareholders, together with duly executed stock powers or other appropriate instruments of transfer.

                                   ARTICLE II

                          CONTRIBUTION OF TWIN BRIDGES
                                 TO CRM HOLDINGS

      2.1 At the Closing, each of the Existing Shareholders shall contribute his common shares, par value US$1.00 per share, of Twin Bridges (the "Twin Bridges Common Shares") in the amounts set forth on Exhibit A-3 hereto to CRM Holdings in exchange for a number of CRM Holdings Common Shares (a portion of which may be CRM Holdings Class B Shares) equal to the percentage of the aggregate outstanding CRM Holding Common Shares and CRM Holdings Class B Shares (after giving effect to the purchase described in Section 3.3 hereof) set forth opposite his name on Exhibit A-3 hereto.

                                  ARTICLE III

            DISTRIBUTION BY CRM OF ITS MEMBERSHIP INTERESTS IN CRM CA
                              TO CRM USA HOLDINGS;
                     PURCHASE OF CRM HOLDINGS COMMON SHARES
                            FROM REID FINANCE LIMITED

      3.1 Immediately following the completion of the contributions set forth in Sections 1.2, 1.3 and 2.1 hereof, CRM shall distribute all of the membership interests it holds in CRM CA to CRM USA Holdings as a dividend.

      3.2 CRM Holdings hereby agrees that it will take all actions that may be necessary to cause CRM USA Holdings and CRM to effect the distribution described in Section 3.1 hereof.

      3.3 Immediately following the completion of the distribution described in
Section 3.1 hereof, CRM Holdings shall purchase from Reid Finance Limited for US$12,000 the 1,200,000 CRM Holdings Common Shares held by Reid Finance Limited.

                                   ARTICLE IV

                               CLOSING CONDITIONS

      The obligations of each of the Parties to complete the actions set forth in Articles I, II and III of this Agreement shall be subject to the prior or simultaneous fulfilment of the following conditions precedent:

      4.1 Matters Relating to the Public Offering.

      (a) Each of the Existing Shareholders shall be a selling shareholder under the Underwriting Agreement (the "Underwriting Agreement") to be entered into among CRM Holdings, Sandler O'Neill & Partners, L.P., as representative of the several underwriters to be named in Schedule I thereto (the "Underwriters") and the selling shareholders to be named therein (the "Selling Shareholders"); the Underwriting Agreement shall be executed and delivered by or on behalf of each of the Existing Shareholders in form and substance satisfactory to each Existing Shareholder; and the Underwriting Agreement shall be in full force and effect.

      (b) The secondary offering of CRM Holdings Common Shares by the Existing Shareholders at the First Time of Delivery shall, in the aggregate, constitute all of the CRM Holdings Common Shares sold to the Underwriters pursuant to the Underwriting Agreement at the First Time of Delivery except only for CRM Holdings Common Shares sold to the Underwriters by the Company.

      (c) All closing conditions set forth in the Underwriting Agreement shall have been satisfied or waived by the Underwriters, other than the closing condition regarding the consummation of the transactions contemplated by this Agreement.

      (d) The payment to CRM Holdings and the Selling Shareholders of the purchase price for the CRM Holdings Common Shares to be sold and purchased by the Underwriters pursuant to the Underwriting Agreement at the First Time of Delivery shall have been unconditionally authorized by the Underwriters subject only to the consummation of the transactions contemplated by this Agreement.

      4.2 No Legal Preclusion. No statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall, after the date hereof, have been enacted, entered, promulgated or enforced by any federal, state, provincial, local or foreign government, court, arbitration, agency or commission or other governmental, regulatory, judicial or administrative body or authority, including self-regulating organizations (each, a "Governmental Entity"), that prohibits, restrains or enjoins the consummation of the transactions contemplated by this Agreement.

      4.3 No Proceedings. No claim, action, suit, arbitration, inquiry, proceeding or investigation shall have been commenced by or before any Governmental Entity which seeks to restrain or materially and adversely alter the transactions contemplated by this Agreement, taken as a whole.

                                   ARTICLE V

                                     CLOSING

      5.1 Closing. Unless this Agreement is terminated pursuant to Article VII hereof, and subject to the satisfaction of the conditions precedent set forth in
Article IV hereof, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Baker & McKenzie LLP, 1114 Avenue of the Americas, New York, New York 10036, on the same day as the First Time of Delivery (as defined in the Underwriting Agreement) for the Public Offering (the "Closing Date"). A meeting will be held at the offices of Baker & McKenzie LLP at 10 a.m., Eastern time, on the Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered at the Closing will be available for review by the Parties hereto. For the purposes of this Agreement, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5.2 Deliveries at Closing. At the Closing, the Parties hereby agree that the following acts shall be taken and the following deliveries shall be made, in the order reflected below:

      (a) Each of CRM, CRM CA, Eimar, Twin Bridges and the Existing Shareholders shall have furnished or caused to be furnished to U.S. counsel and Bermuda counsel to CRM Holdings and to the Underwriters such certificates as to such matters as such counsel or the Underwriters may reasonably request;

      (b) Each of the Existing Shareholders shall contribute the membership interests in CRM and Eimar owned by him as shown on Exhibit A-1 to CRM USA Holdings in accordance with Section 1.2 hereof. In exchange for such membership interests in CRM and Eimar, CRM USA Holdings shall issue CRM USA Holdings Common Stock to the Existing Shareholders in accordance with Section 1.2 hereof, credited as fully paid and non-assessable, and deliver to the

Existing Shareholders duly executed share certificates representing such CRM USA Holdings Common Stock registered in their respective names;

      (c) Each of the Existing Shareholders shall contribute his shares of CRM USA Holdings Common Stock received pursuant to 5.2(b) hereof to CRM Holdings in accordance with Section 1.3 hereof. In exchange for such shares of CRM USA Holdings Common Stock, CRM Holdings shall issue CRM Holdings Common Shares and CRM Holdings Class B Shares to the Existing Shareholders in accordance with
Section 1.3 hereof, credited as fully paid and non-assessable, and deliver to the Existing Shareholders duly executed share certificates representing such CRM Holdings Common Shares and CRM Holdings Class B Shares registered in their respective names;

      (d) Each of the Existing Shareholders shall contribute the Twin Bridges Common Shares owned by him as shown on Exhibit A-3 to CRM Holdings in accordance with Section 2.1 hereof. In exchange for such Twin Bridges Common Shares, CRM Holdings shall issue CRM Holdings Common Shares and CRM Holdings Class B Shares to the Existing Shareholders in accordance with Section 2.1 hereof, credited as fully paid and non-assessable, and deliver to the Existing Shareholders duly executed share certificates representing such CRM Holdings Common Shares and CRM Holdings Class B Shares registered in their respective names;

      (e) CRM shall distribute all of the membership interests in CRM CA it owns to CRM USA Holdings;

      (f) CRM Holdings shall issue separate share certificates representing the CRM Holdings Common Shares and the CRM Holdings Class B Shares issued pursuant to Section 5.2(c) hereof, and the CRM Holdings Common Shares and the CRM Holdings Class B Shares issued pursuant to Section 5.2(d) hereof;

      (g) CRM Holdings shall purchase from Reid Finance Limited the 1,200,000 CRM Holdings Common Shares held by Reid Finance Limited for US$12,000;

      (h) Each Existing Shareholder or Village Holdings, as the case may be, shall sign the Form 8832 for CRM and Eimar, and CRM shall sign the Form 8832 for CRM CA, and each Existing Shareholder, Village Holdings and CRM shall sign all other forms requested by CRM Holdings; and

      (i) Each Party hereto shall deliver such other documents as any other Party hereto or the Underwriters or their respective counsel may reasonably request.

      5.3 Issuance of Shares. Each Existing Shareholder acknowledges and understands that all of the securities to be issued to such Existing Shareholder as contemplated by this Agreement will be issued bearing the legend set forth below:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES

LAWS OR THE ISSUER OF THESE SECURITIES RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED."

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      6.1 Representations and Warranties of CRM Holdings and Twin Bridges. In order to induce each other Party to enter into this Agreement and to consummate the transactions contemplated hereby, each of CRM Holdings and Twin Bridges hereby represents and warrants, severally and not jointly, to each other Party hereto and to the Underwriters that:

      (a) Organization. Such Party has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation. Such Party has the requisite corporate power and authority to execute and deliver this Agreement and to otherwise perform its obligations under this Agreement. CRM Holdings will have the requisite corporate power and authority to issue the CRM Holdings Common Shares and the CRM Holdings Class B Shares as contemplated by this Agreement prior to the Closing.

      (b) Valid and Binding Obligation. This Agreement has been duly authorized, executed and delivered by such Party and constitutes a valid and binding obligation of such Party enforceable against such Party in accordance with its terms. All corporate action necessary for the authorization, creation, issuance and delivery of the shares to be issued by CRM Holdings as contemplated by this Agreement has been taken.

      (c) Compliance With Applicable Laws and Other Instruments. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, conflict with or result in a breach of or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any of its assets or properties under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Party is a party or by which such Party is bound or to which any of the properties or assets of such Party is subject, nor will any such action result in any violation of the constituent documents of such Party (including, in the case of CRM Holdings, its bye-laws and its amended and restated bye-laws), or any law or statute or any order, rule or regulation of any Governmental Entity having jurisdiction over such Party or the property or assets of such Party. Such Party is not subject to any restriction which would prohibit such Party from entering into or performing such Party's obligations under this Agreement.

      (d) Validity of Shares. The shares, if any, to be issued pursuant to this Agreement by CRM Holdings, when issued and delivered pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except to the extent the transfer thereof may be restricted by applicable U.S. federal or state or foreign securities laws.

      (e) No Approvals. Based in part upon the representations of the Existing Shareholders in Section 6.3(d) hereof, no consent, authorization, approval, permit or order of or registration or filing with any Governmental Entity is required under any laws or regulations in connection with the execution and delivery of this Agreement or the offer, issuance or delivery of the shares of capital stock to be issued pursuant to this Agreement, or the performance of the other transactions contemplated hereby by such Party, except that the permission of the Bermuda Monetary Authority is required, and a letter of permission has been issued for the issuance of shares in CRM Holdings to the Existing Shareholders.

      (f) Share Capital. Such Party has an authorized share capital as set forth opposite its name on Exhibit B hereto, and the number of shares of each class of capital stock listed opposite its name on Exhibit B hereto constitutes all the issued shares of capital stock of such Party. Except as contemplated by this Agreement or as described in the Underwriting Agreement or the Registration Statement, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which such Party is obligated to issue any securities of any kind representing an ownership interest in it.

      (g) Future Ownership. CRM Holdings hereby represents and warrants that following the consummation of all transactions contemplated by Articles I through III of this Agreement, in accordance with the terms and conditions of this Agreement, CRM Holdings will own of record and beneficially all of the issued shares of capital stock of CRM USA Holdings and Twin Bridges, and CRM USA Holdings will own of record and beneficially all of the issued membership interests in CRM, CRM CA and Eimar.

      (h) Certain Information. All historical information provided to the Professional Advisor by CRM Holdings or Twin Bridges, as the case may be, in connection with the Report was true, correct and complete in all material respects when provided, and all forward-looking statements provided to the Professional Advisor by CRM Holdings or Twin Bridges, as the case may be, were reasonable in the judgment of CRM Holdings or Twin Bridges, as the case may be, when made and based on assumptions that CRM Holdings or Twin Bridges, as the case may be, believed to be reasonable under the circumstances then pertaining.

      6.2 Representations and Warranties of the Limited Liability Companies. In order to induce each other Party hereto to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Limited Liability Companies hereby represents and warrants, severally and not jointly, to each other Party hereto and to the Underwriters that:

      (a) Organization. Such Party has been duly organized and is validly existing in good standing as a limited liability company under the laws of its jurisdiction of organization. Such Party has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

      (b) Valid and Binding Obligation. This Agreement has been duly authorized, executed and delivered by such Party and constitutes a valid and binding obligation of such Party enforceable against such Party in accordance with its terms.

      (c) Compliance With Applicable Laws and Other Instruments. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, conflict with or result in a breach of or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any of its assets or properties under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Party is a party or by which such Party is bound or to which any of the properties or assets of such Party is subject, nor will any such action result in any violation of the constituent documents of such Party, or any law or statute or any order, rule or regulation of any Governmental Entity having jurisdiction over such Party or the property or assets of such Party, other than CRM obtaining insurance broker licenses from the State of New York and State of California Insurance DEPARTMENTS. Such Party is not subject to any restriction which would prohibit such Party from entering into or performing such Party's obligations under this Agreement.

      (d) No Approvals. No consent, authorization, approval, permit or order of or registration or filing with any Governmental Entity is required under any laws or regulations in connection with the execution and delivery of this Agreement by such Party or the performance of the transactions contemplated hereby by such Party, except that the permission of the Bermuda Monetary Authority is required, and a letter of permission has been issued for the issue of shares by CRM Holdings as a result of the contribution of the CRM USA Holdings Common Stock by the Existing Shareholders to CRM Holdings, and except as set forth in Section 6.2(c) hereof.

      (e) Membership Interests. Such Party has membership interests issued as set forth opposite its name on Exhibit C hereto, and such interests constitute all the issued membership interests of such Party. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which such Party is obligated to issue any membership interests or securities of any kind representing an ownership interest in it. CRM further represents and warrants that it is the sole record and beneficial owner of all issued membership interests in CRM CA.

      (f) Certain Information. All historical information provided to the Professional Advisor by such Party in connection with the preparation of the Report was true, correct and complete in all material respects when provided, and all forward-looking statements provided to the Professional Advisor by such Party were reasonable in the judgment of such Party when made and based on assumptions that such Party believed to be reasonable under the circumstances then pertaining.

      (g) Tax Classification Election. Such Party has not made an election to change its classification for U.S. federal tax purposes effective as of a date during the sixty (60) months preceding the Closing Date, and is not otherwise precluded from making an effective election to be taxed as an association for U.S. federal income tax purposes as of the Closing Date.

      6.3 Representations and Warranties of the Existing Shareholders and Village Holdings. In order to induce each other Party hereto to enter into this Agreement and to consummate the transactions contemplated hereby, each Existing Shareholder and Village

Holdings hereby represents and warrants, severally and not jointly, to each other Party hereto and to the Underwriters that:

      (a) Valid and Binding Obligation. This Agreement has been duly authorized, executed and delivered by such Party and constitutes a valid and binding obligation of such Party enforceable against such Party in accordance with its terms. Each of the Village Shareholders and Village Holdings hereby represents and warrants, severally and not jointly, that Village Holdings has been duly organized, is validly existing in good standing as a limited liability company under the laws of New York, and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

      (b) Compliance With Applicable Laws and Other Instruments. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, conflict with or result in a breach of or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any of such Party's assets or properties under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Party is a party or by which such Party is bound or to which any of the properties or assets of such Party is subject, nor will any such action result in any violation of the constituent documents, if any, of such Party or any law or statute or any order, rule or regulation of any Governmental Entity having jurisdiction over such Party or the property or assets of such Party. Such Party is not subject to any restriction which would prohibit such Party from entering into or performing such Party's obligations under this Agreement.

      (c) No Approvals. Except as otherwise provided in Sections 6.1(e) and 6.2(d) of this Agreement, no consent, authorization, approval, permit or order of or registration or filing with any Governmental Entity is required under any laws or regulations in connection with the execution and delivery of this Agreement by such Party or the performance of the transactions contemplated hereby by such Party.

      (d) Investment Intent. Such Party is an "accredited investor", as such term is defined in Regulation D promulgated under the Securities Act, and either
(i) has an individual net worth, or joint net worth with his spouse, in excess of U$1,000,000; or (ii) has had an individual income in excess of US$200,000, or joint income in excess of US$300,000, in each of the previous two years, and such Party reasonably expects to have such income in the current year. The CRM Holdings Common Shares and CRM Holdings Class B Shares to be issued to such Party hereunder are being acquired for investment for such Party's own account, and such Party will not sell such shares unless such shares are registered under the Securities Act or sold pursuant to an exemption therefrom. Such Party understands that such shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of CRM Holdings and others upon these exemptions is predicated in part upon this representation by such Party. Such Party further understands that such shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state or foreign securities laws, or (ii) an available exemption from the registration requirements of the Securities Act and applicable state or foreign securities laws. Such Party understands that an exemption from such registration may not presently be available pursuant to Rule 144 under the Securities Act. Such Party understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144. In addition, such Party (i) is able to bear the loss of such Party's entire investment in such shares, and (ii) has such knowledge of CRM Holdings, CRM USA Holdings, the Limited Liability Companies and Twin Bridges and experience in business matters that such Party is capable of evaluating the merits and risks of the investment to be made by such Party pursuant to this Agreement.

      (e) Beneficial Owner. (i) With respect to Messrs. Hickey, Sr., Hickey, Jr., Rakoff and Birsner, each such Party represents and warrants, severally and not jointly, that such Party is the sole record and beneficial owner of the membership interests in CRM and Eimar set forth opposite his name on Exhibit C hereto and is the sole record and beneficial owner of the number of Twin Bridges Common Shares set forth opposite his name on Exhibit A-3 hereto. Such membership interests constitute all of the membership interests such Party owns in CRM and Eimar, and such shares constitute all of the Twin Bridges Common Shares such Party owns in Twin Bridges. Immediately prior to the Closing, such Party will have good and valid title to such membership interests and common shares, free and clear of all pledges, liens, encumbrances and restrictions of whatever character, with full power and authority to transfer, exchange or otherwise dispose of such membership interests and shares as contemplated hereby.

      (i) With respect to the Village Shareholders, each Village Shareholder represents and warrants, severally and not jointly, that, on the date of this Agreement, such Party is the sole record and beneficial owner of the membership interests in Village Holdings set forth opposite his name on Exhibit C hereto. Each of the Village Shareholders and Village Holdings represents and warrants, severally and not jointly, that such interests constitute all of the issued membership interests in Village Holdings and, except as contemplated by this Agreement, that there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Village Holdings is obligated to issue any membership interests or securities of any kind representing an ownership interest in it. Each of the Village Shareholders and Village Holdings further represents and warrants, severally and not jointly, that Village Holdings is the sole record owner of the membership interests in CRM and Eimar set forth opposite the name of Village Holdings on Exhibit C hereto, such membership interests constitute all of the membership interests Village Holdings owns in the Limited Liability Companies and that prior to the Closing such membership interests will be distributed to the Village Shareholders in proportion to their membership interests in Village Holdings. Each of the Village Shareholders further represents and warrants, severally and not jointly, that such Party is the sole record and beneficial owner of the Twin Bridges Common Shares set forth opposite his name on Exhibit A-3 hereto, and such Twin Bridges Common Shares constitute all of the common shares such Party owns in Twin Bridges. Each of the Village Shareholders and Village Holdings further represents and warrants, severally and not jointly, that immediately prior to the Closing, such Party will have good and valid title to such membership interests or shares, as the case may be, free and clear of all pledges, liens, encumbrances and restrictions of whatever character, with full power and authority to transfer, exchange or otherwise dispose of such membership interests or shares as contemplated hereby.

      (ii) Immediately prior to the consummation of the transactions contemplated by this Agreement, such Party will be the sole record and beneficial owner of the percentage of membership interests in CRM and Eimar set forth opposite his name on Exhibit A-1 hereto. The aggregate membership interests in each of CRM and Eimar set forth on Exhibit A-1 hereto will, immediately prior to the consummation of the transactions contemplated by this Agreement, constitute all of the issued and outstanding membership interests of each of CRM and Eimar, respectively. All of the issued and outstanding membership interests of CRM CA are owned of record and beneficially by CRM, and CRM has, and upon the consummation of the transactions contemplated by this Agreement, CRM USA Holdings will have, good and valid title to such membership interests free and clear of all pledges, liens, encumbrances and restrictions of whatever character, and CRM has full power and authority to transfer, exchange or otherwise dispose of its membership interests in CRM CA as contemplated hereby. The total number of issued and outstanding Twin Bridges Common Shares is 120,000, and immediately prior to the consummation of the transactions contemplated by this Agreement, such Party will be the sole record and beneficial owner of the number of Twin Bridges Common Shares set forth opposite his name on Exhibit A-3 hereto. Such membership interests and shares will constitute all of the membership interests in and shares of capital stock, as the case may be, such Party owns in CRM, Eimar and Twin Bridges. At the Closing, such Party will have good and valid title to such membership interests and shares free and clear of all pledges, liens, encumbrances and restrictions of whatever character, with full power and authority to transfer, exchange or otherwise dispose of such membership interests and shares as contemplated hereby. Such Party will take or cause to be taken all required actions on such Party's part so that, upon consummation of such transfer, exchange or other disposition as contemplated hereby, CRM Holdings and/or CRM USA Holdings, as the case may be, will become the sole record and beneficial owner of and have good and valid title to all of such membership interests and shares free and clear of all pledges, liens, encumbrances and restrictions of whatever character.

      (f) Exculpation Among Existing Shareholders. Such Party acknowledges that in making such Party's decision to consummate the exchange of such Party's membership interests and shares, as the case may be, in CRM, Eimar and Twin Bridges, for CRM Holdings Common Shares, CRM Holdings Class B Shares or CRM USA Holdings Common Stock as contemplated hereby, such Party is not relying on any other Existing Shareholder or any other person, firm, company or entity; provided, however, that each Party is relying on the representations, warranties and covenants of each other Party hereto contained in this Agreement including, without limitation, the representations and warranties set forth in Sections 6.1(h), 6.2(f) and 6.4 hereof, which representations and warranties are true, correct and complete in all material respects.

      6.4 Representations and Warranties of Messrs. Hickey, Jr., Rakoff and Viglotti. Each of Daniel G. Hickey, Jr., Martin D. Rakoff and Louis J. Viglotti hereby represents and warrants, severally and not jointly, to each other Party hereto and to the Underwriters that all historical information provided to the Professional Advisor by such Party, whether on behalf of himself or on behalf of the Limited Liability Companies or Twin Bridges, in connection with the preparation of the Report was true, correct and complete in all material respects when provided, and all forward-looking statements so provided to the Professional Advisor by such Party were reasonable in the judgment of such Party when made and based on assumptions that such Party believed to be reasonable under the circumstances then pertaining.

                                  ARTICLE VII

                                  TERMINATION

      This Agreement shall terminate and be of no further force and effect (i) upon the mutual written agreement of the Parties hereto and the consent of the representative of the Underwriters or (ii) if any of the Parties hereto materially breaches its obligations hereunder, which breach is not remedied or waived within 2 Business Days. No such termination shall relieve any Party from liability for any breach of this Agreement prior to the time of termination.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Each of the Existing Shareholders and each of the Village Shareholders, severally and not jointly, hereby agrees to indemnify and hold harmless each of CRM Holdings, CRM USA Holdings and Twin Bridges (the "Indemnified Parties") from and against any and all loss, liability, damage, cost or expense (including, without limitation, reasonable costs of investigation and reasonable fees and expenses of counsel and other professionals) suffered or incurred by any of the Indemnified Parties as a result of, or arising from or in connection with, any breach of any representation or warranty contained in this Agreement by such Existing Shareholder or such Village Shareholder, as the case may be, or any breach or non-performance of any covenant or agreement contained in this Agreement by such Existing Shareholder or such Village Shareholder, as the case may be; provided, however, that:

      (1) none of the representations and warranties set forth in Sections 6.1(h), 6.2(f) and 6.4 hereof shall be deemed to be breached solely because the U.S. Internal Revenue Service challenges or disagrees with the Report, whether or not the U.S. Internal Revenue Service is ultimately successful in such challenge;

      (2) any loss, liability, damage, cost or expense resulting from a breach of Section 6.1(h), 6.2(f) or 6.4 hereof shall be limited to only those losses, liabilities, damages, costs or expenses resulting from the value of the Limited Liability Companies being 80% or more of the combined value of the Limited Liability Companies and Twin Bridges;

      (3) in no event shall the aggregate liability under this Agreement of any Existing Shareholder or Village Shareholder, as the case may be, whether in his capacity as an Existing Shareholder or a Village Shareholder or both, exceed the amount which, after taking into account any tax benefits accruing to such shareholder arising from such indemnification payment, is equal to (a) the net proceeds received by such shareholder in any secondary offering pursuant to the Underwriting Agreement, minus (b) the greater of the total amount of taxes (i) payable by such shareholder as a result of the transactions contemplated by this Agreement, or (ii) paid by such shareholder as a result of the transactions contemplated by this Agreement but only to the extent that the shareholder is barred from obtaining a refund of such taxes on the date notice of a claim for indemnification is received;

      (4) in the event of a breach of Section 6.4 with respect to the same information being given by two or more of the Existing Shareholders named therein, any resulting liability shall be apportioned among such Existing Shareholders based on their proportionate beneficial ownership of CRM; and

      (5) the obligation of any Existing Shareholder or Village Shareholder, as the case may be, to indemnify the Indemnified Parties shall terminate one year from the Closing Date; provided, however, that with respect to a breach of
Section 6.4, such obligation shall terminate three months after the latest of
(a) the expiration of the statute of limitations applicable to the U.S. federal income tax return of CRM Holdings for its tax year which includes the Closing Date, (b) the expiration of the statute of limitations provided for in Section 7874(e)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the transactions contemplated by this Agreement, or (c) the last expiration of the statute of limitations applicable to the U.S. federal income tax return of any Existing Shareholder or Village Shareholder for the tax year which includes the Closing Date.

      The Parties hereby agree that the sole and exclusive remedy of a Party to this Agreement (or any beneficiary hereunder) for any claim arising under this Agreement against another Party hereto following the Closing shall be the indemnification provided in this Article VIII, and each Party agrees that it will not pursue any other remedy, other than specific performance or other equitable relief with respect to the transactions contemplated by Section 5.2 hereof and any other covenants contained herein to be performed by the Parties hereto at or prior to the Closing Date if all conditions to Closing as set forth in Article IV hereof have been met.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings, written or oral, among the Parties with respect to the subject matter thereof.

      9.2 Further Assurances. At any time and from time to time after the date of this Agreement, each Party hereto hereby covenants and agrees that such Party shall execute and deliver such further agreements, assignments and other documents and instruments, and shall take such further actions, as may be necessary or advisable to perform such Party's obligations hereunder and to otherwise carry out the intent and provisions of this Agreement and the transactions contemplated hereby.

      9.3 Legal Representation; Consents. Baker & McKenzie LLP and Appleby Spurling Hunter are representing CRM Holdings in connection with the transactions contemplated by this Agreement. Each of the Parties hereto (other than CRM Holdings) specifically consents to Baker & McKenzie LLP and Appleby Spurling Hunter representing CRM Holdings in connection with the transactions contemplated by this Agreement and represents that such Party is relying upon the advice of such Party's own counsel or advisers in connection with the transactions contemplated hereby.

      9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

      9.5 Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in any action or proceeding arising out of or relating to this Agreement, or the breach hereof, or for recognition or enforcement of any judgment with respect thereto, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in any such court. Each of the Parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby further agrees that it will not assert that any such court is not a convenient forum, or that there is a more convenient forum, for any such action or proceeding. Each of the Parties agrees that service of process or any other documents or papers in any such action or proceeding may be made in accordance with the notice provisions of Section 9.12 hereof.

      9.6 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      9.7 Amendment and Waiver. This Agreement may not be waived, changed, amended, modified or terminated except by an instrument in writing signed by, or on behalf of, all of the Parties to this Agreement and with the consent of the representative of the Underwriters. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      9.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors (including, without limitation, the Corporations), permitted assigns and legal representatives of the Parties hereto and the Underwriters.

      9.9 No Third-Party Beneficiaries. The provisions of this Agreement shall in no way create any third-party beneficiary rights, directly or indirectly, under this Agreement, except in favor of the Underwriters.

      9.10 Assignment. No Party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of each of the other Parties hereto and by the representative of the Underwriters, and any such purported assignment shall be null and void.

      9.11 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing until one year following the Closing Date; provided, however, the representations and warranties provided in Section 6.4 hereof shall survive until three months after the latest of (a) the expiration of the statute of limitations applicable to the U.S. federal income tax return of CRM Holdings for its tax year which includes the Closing

Date, (b) the expiration of the statute of limitations provided for in Section 7874(e)(4)(A) of the Code with respect to the transactions contemplated by this Agreement, or (c) the last expiration of the statute of limitations applicable to the U.S. federal income tax return of any Existing Shareholder or Village Shareholder for the tax year which includes the Closing Date.

      9.12 Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of an internationally recognized courier service or professional messenger service), or sent by telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                  To CRM Holdings or Twin Bridges:

                  c/o CRM Holdings, Ltd.
                  P.O. Box HM 2062
                  Hamilton HM  HX Bermuda
                  Attention: Daniel G. Hickey, Jr. and Martin D. Rakoff
                  Facsimile: (441) 292-1143



                  To any of the Limited Liability Companies and Messrs. Hickey, Sr., Hickey, Jr., Viglotti, Rakoff and Birsner:

                  c/o Compensation Risk Managers, LLC
                  112 Delafield Street
                  Poughkeepsie, New York  12601
                  Attention: Louis J. Viglotti, Esq., General Counsel
                  Facsimile:  (845) 473-6154



                  To Village Holdings or to any of Messrs. Anthony Bottini, Jr,. Mark Bottini, Brian L. Bottini, Sr. and Diaferia:

                  c/o Louis J. Viglotti
                  Compensation Risk Managers, LLC
                  112 Delafield Street
                  Poughkeepsie, New York  12601
                  Facsimile: (845) 473-6154

                  In each case, with a copy (which shall not constitute notice), to:

                  Baker & McKenzie LLP
                  805 Third Avenue
                  New York, New York  10022

                  Attention: Roslyn Tom, Esq.
                  Facsimile: (212) 310-1771

                                      -and-

                  Kramer Levin Naftalis & Frankel LLP
                  1177 Avenue of the Americas
                  New York, New York 10036
                  Attention: Peter S. Kolevzon, Esq.
                  Facsimile: (212) 715-8000

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within 3 Business Days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized signatories as of the date first written above.

                                             CRM HOLDINGS, LTD.


                                             By: /s/ Daniel G. Hickey, Jr.
                                                 -------------------------------
                                             Name:   Daniel G. Hickey, Jr.
                                             Title:  Co-Chief Executive Officer


                           [Reorganization Agreement]

                                             COMPENSATION RISK MANAGERS, LLC


                                             By: /s/ Daniel G. Hickey, Jr.
                                                 -------------------------------
                                             Name:   Daniel G. Hickey, Jr.
                                             Title:  President


                           [Reorganization Agreement]

                                             COMPENSATION RISK MANAGERS
                                             OF CALIFORNIA, LLC


                                             By: /s/ Daniel G. Hickey, Jr.
                                                 -------------------------------
                                             Name:   Daniel G. Hickey, Jr.
                                             Title:  President


                           [Reorganization Agreement]

                                             EIMAR, L.L.C.


                                             By: /s/ Daniel G. Hickey, Jr.
                                                 -------------------------------
                                             Name:   Daniel G. Hickey, Jr.
                                             Title:  President


                           [Reorganization Agreement]

                                             TWIN BRIDGES (BERMUDA) LTD.


                                             By: /s/ Daniel G. Hickey, Jr.
                                                 -------------------------------
                                             Name:   Daniel G. Hickey, Jr.
                                             Title:  Chairman of the Board


                           [Reorganization Agreement]

                                             /s/ Daniel G. Hickey, Sr.
                                             -----------------------------------
                                             Daniel G. Hickey, Sr.


                           [Reorganization Agreement]

                                             /s/ Daniel G. Hickey, Jr.
                                             -----------------------------------
                                             Daniel G. Hickey, Jr.


                           [Reorganization Agreement]

                                             /s/ Martin D. Rakoff
                                             -----------------------------------
                                             Martin D. Rakoff


                           [Reorganization Agreement]

                                             /s/ Anthony Bottini, Jr.
                                             -----------------------------------
                                             Anthony Bottini, Jr.


                           [Reorganization Agreement]

                                             /s/ Mark Bottini
                                             -----------------------------------
                                             Mark Bottini


                           [Reorganization Agreement]

                                             /s/ Brian L. Bottini, Sr.
                                             -----------------------------------
                                             Brian L. Bottini, Sr.


                           [Reorganization Agreement]

                                             /s/ Louis J. Viglotti
                                             -----------------------------------
                                             Louis J. Viglotti


                           [Reorganization Agreement]

                                             /s/ Dominick Diaferia
                                             -----------------------------------
                                             Dominick Diaferia


                           [Reorganization Agreement]

                                             /s/ David M. Birsner
                                             -----------------------------------
                                             David M. Birsner


                           [Reorganization Agreement]

                                             VILLAGE HOLDINGS, LLC


                                             By: /s/ Mark Bottini
                                                 -------------------------------
                                             Name:   Mark Bottini
                                             Title:  Managing Member


                           [Reorganization Agreement]

                                                                     EXHIBIT A-1

-----------------------------------------------------------------------------------------------------
NAME OF EXISTING                PERCENTAGE OF            PERCENTAGE OF                PERCENTAGE OF
SHAREHOLDER                     OUTSTANDING              OUTSTANDING                  OUTSTANDING
                                MEMBERSHIP               MEMBERSHIP                   SHARES OF CRM
                                INTERESTS IN CRM         INTERESTS IN EIMAR TO        USA HOLDINGS
                                TO BE CONTRIBUTED        BE CONTRIBUTED TO            COMMON STOCK TO
                                TO CRM USA               CRM USA HOLDINGS             BE  RECEIVED
                                HOLDINGS
-----------------------------------------------------------------------------------------------------
Daniel G. Hickey, Sr.           23.75%                   23.75%                       23.75%
-----------------------------------------------------------------------------------------------------
Daniel G. Hickey, Jr.           23.75%                   23.75%                       23.75%
-----------------------------------------------------------------------------------------------------
Martin D. Rakoff                23.75%                   23.75%                       23.75%
-----------------------------------------------------------------------------------------------------
Anthony Bottini, Jr.            4.75%                    4.75%                        4.75%
-----------------------------------------------------------------------------------------------------
Mark Bottini                    4.75%                    4.75%                        4.75%
-----------------------------------------------------------------------------------------------------
Brian L. Bottini, Sr.           4.75%                    4.75%                        4.75%
-----------------------------------------------------------------------------------------------------
Louis J. Viglotti               4.75%                    4.75%                        4.75%
-----------------------------------------------------------------------------------------------------
Dominick Diaferia               4.75%                    4.75%                        4.75%
-----------------------------------------------------------------------------------------------------
David M. Birsner                5.00%                    5.00%                        5.00%
-----------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-2

----------------------------------------------------------------------------------------------------
NAME OF CRM USA                 PERCENTAGE OF OUTSTANDING          PERCENTAGE OF OUTSTANDING
HOLDINGS SHAREHOLDER            SHARES OF CRM USA                  CRM HOLDINGS COMMON
                                HOLDINGS COMMON STOCK              SHARES TO BE RECEIVED
                                TO BE CONTRIBUTED TO CRM
                                HOLDINGS
----------------------------------------------------------------------------------------------------
Daniel G. Hickey, Sr.           23.75%                             23.75% x A
----------------------------------------------------------------------------------------------------
Daniel G. Hickey, Jr.           23.75%                             23.75% x A*
----------------------------------------------------------------------------------------------------
Martin D. Rakoff                23.75%                             23.75% x A*
----------------------------------------------------------------------------------------------------
Anthony Bottini, Jr.            4.75%                              4.75% x A
----------------------------------------------------------------------------------------------------
Mark Bottini                    4.75%                              4.75% x A
----------------------------------------------------------------------------------------------------
Brian L. Bottini, Sr.           4.75%                              4.75% x A
----------------------------------------------------------------------------------------------------
Louis J. Viglotti               4.75%                              4.75% x A
----------------------------------------------------------------------------------------------------
Dominick Diaferia               4.75%                              4.75% x A
----------------------------------------------------------------------------------------------------
David M. Birsner                5.00%                              5.00% x A
----------------------------------------------------------------------------------------------------

* A portion of these shares may be non-voting CRM Holdings Class B Shares.

A equals the amount obtained by dividing (i) the value of the Limited Liabilities Companies as set forth in the Report by (ii) the total value of the Limited Liability Companies and Twin Bridges as set forth in the Report, expressed as a percentage.

                                                                     EXHIBIT A-3

----------------------------------------------------------------------------------------------------
NAME OF TWIN BRIDGES            NUMBER (PERCENTAGE) OF               PERCENTAGE OF OUTSTANDING
SHAREHOLDER                     OUTSTANDING TWIN BRIDGES             CRM HOLDINGS COMMON
                                COMMON SHARES TO BE                  SHARES TO BE RECEIVED
                                CONTRIBUTED TO CRM
                                HOLDINGS
----------------------------------------------------------------------------------------------------
Daniel G. Hickey, Sr.           28,500 (23.75%)                      23.75% x B
----------------------------------------------------------------------------------------------------
Daniel G. Hickey, Jr.           28,500 (23.75%)                      23.75% x B*
----------------------------------------------------------------------------------------------------
Martin D. Rakoff                28,500 (23.75%)                      23.75% x B*
----------------------------------------------------------------------------------------------------
Anthony Bottini, Jr.            5,700 (4.75%)                        4.75% x B
----------------------------------------------------------------------------------------------------
Mark Bottini                    5,700 (4.75%)                        4.75% x B
----------------------------------------------------------------------------------------------------
Brian L. Bottini, Sr.           5,700 (4.75%)                        4.75% x B
----------------------------------------------------------------------------------------------------
Louis J. Viglotti               5,700 (4.75%)                        4.75% x B
----------------------------------------------------------------------------------------------------
Dominick Diaferia               5,700 (4.75%)                        4.75% x B
----------------------------------------------------------------------------------------------------
David M. Birsner                6,000 (5%)                           5.00% x B
----------------------------------------------------------------------------------------------------

* A portion of these shares may be non-voting CRM Holdings Class B Shares.

B equals the amount obtained by dividing (i) the value of Twin Bridges as set forth in the Report by (ii) the total value of Twin Bridges and the Limited Liability Companies as set forth in the Report, expressed as a percentage.

                                                                       EXHIBIT B

------------------------------------------------------------------------------------------------------
COMPANY                         AUTHORIZED SHARE CAPITAL            NUMBER OF SHARES OF EACH
                                                                    CLASS OF CAPITAL STOCK
                                                                    ISSUED OR TO BE ISSUED
------------------------------------------------------------------------------------------------------
CRM Holdings                    US$500,000,000, divided into        1,200,000 common shares issued and
                                50,000,000,000 shares, par value    outstanding as of December [__],
                                US$0.01 per share, of which         2005.*
                                15,457,115 shares have been
                                designated as common shares and
                                790,000 shares have been
                                designated as class B shares
------------------------------------------------------------------------------------------------------
CRM USA Holdings
------------------------------------------------------------------------------------------------------
Twin Bridges                    US$120,000, consisting of 120,000   120,000 common shares issued and
                                common shares, par value $1.00 per  outstanding
                                share
------------------------------------------------------------------------------------------------------

* These shares will be purchased by CRM Holdings pursuant to Section 3.3 of this Agreement.

                                                                       EXHIBIT C


                                          ISSUED MEMBERSHIP INTERESTS
                                ------------------------------------------------
COMPANY                                 HOLDER                   PERCENTAGE
--------------------------------------------------------------------------------
CRM                             Daniel G. Hickey, Sr.               23.75%
                                Daniel G. Hickey, Jr.               23.75%
                                Martin D. Rakoff                    23.75%
                                Village Holdings, LLC               23.75%
                                David M. Birsner                     5.00%
--------------------------------------------------------------------------------
CRM CA                          Compensation Risk                    100%
                                Managers, LLC
--------------------------------------------------------------------------------
Eimar                           Daniel G. Hickey, Sr.               23.75%
                                Daniel G. Hickey, Jr.               23.75%
                                Martin D. Rakoff                    23.75%
                                Village Holdings, LLC               23.75%
                                David M. Birsner                     5.00%
--------------------------------------------------------------------------------
Village Holdings                Anthony Bottini, Jr.                20.0%
                                Mark Bottini                        20.0%
                                Brian L. Bottini, Sr.               20.0%
                                Louis J. Viglotti                   20.0%
                                Dominick Diaferia                   20.0%
--------------------------------------------------------------------------------